As filed with the Securities and Exchange Commission on October 2, 2008

Registration No. 333-152807

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-3117389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

(914) 631-1435

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Kessel

President and Chief Executive Officer

Environmental Power Corporation

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

(914) 631-1435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis Haines Vice President and General Counsel Environmental Power Corporation 120 White Plains Road, 6th Floor Tarrytown, New York 10591 (914) 631-1435	Scott Pueschel, P.C. Pierce Atwood LLP 1 New Hampshire Avenue, Suite 350 Portsmouth, New Hampshire 03801 Telephone: (603) 433-6300 Facsimile: (603) 433-6372

Approximate date of commencement of proposed sale to the public:  As soon as practicable following the date on which the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☒ Accelerated filer

☐ Non-accelerated filer (do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities(1)(2)	$50,000,000(2)	$50,000,000(2)(3)	$1,965(4)
Common stock(1)	(1)	n/a	n/a

(1)	This registration statement also registers such indeterminate number of shares of the registrant’s common stock, $0.01 par value per share, as may be issued from time to time upon conversion of the debt securities registered hereunder, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act.
(2)	The securities registered consist of $50,000,000 of an indeterminate number or amount of debt securities, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Exclusive of accrued interest, if any.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2008.

PROSPECTUS

Energy that is… Beyond Renewable™

$50,000,000

Debt Securities

Environmental Power Corporation may issue debt securities under this prospectus. At the time of each offering, we will provide you with more specific terms of these debt securities in supplements to this prospectus, including whether the debt securities will be convertible into shares of our common stock. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of these debt securities unless accompanied by a prospectus supplement.

We may offer these debt securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. The total offering price of the debt securities offered to the public will be limited to $50,000,000. We may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

None of the debt securities which may be offered are currently publicly traded. If we decide to seek the listing of any such debt securities upon issuance, the prospectus supplement relating to those debt securities will disclose the exchange, quotation system or market on which the securities will be listed, if any.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    , 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, referred to as the SEC, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may sell any debt securities described in this prospectus in one or more offerings up to a total amount of $50,000,000.

This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors in addition to those included in this prospectus under the heading “Risk Factors” or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described elsewhere in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s public reference room referred to under the heading “Where You Can Find More Information”.

All references in this prospectus to “Environmental Power”, “the Company”, “we”, “us”, “our company”, or “our” refer to Environmental Power Corporation and its consolidated subsidiaries, except where it is clear that such terms refer to Environmental Power Corporation only.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. No one is authorized to provide you with different information. We are not offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

Our website is located at www.environmentalpower.com. We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

ENVIRONMENTAL POWER CORPORATION

Overview

We are a developer, owner, and operator of renewable energy production facilities. Our goal is to produce Energy that is . . . Beyond Renewable®, which we define as energy that not only uses waste materials instead of limited resources, but that also is clean, reliable, and cost-effective. We now operate solely in the segment of our wholly-owned subsidiary, Microgy, Inc., referred to, together with our other subsidiaries in this segment, as Microgy.

Microgy

Microgy is a developer of renewable energy facilities for the production and commercial application of methane-rich biogas produced from livestock and food industry wastes, as well as wastes from other organic sources. The biogas can be sold to an end user or used to produce pipeline-grade methane, which we refer to as renewable natural gas, or RNG®, liquefied natural gas, or LNG, compressed natural gas, or CNG, renewable electrical energy or thermal energy as well as other useful by-products. Microgy’s systems utilize a proven biogas production technology that we believe is superior to other such technologies.

Microgy intends to continue to focus on its strategy of developing large-scale, standardized facilities utilizing an ownership model, pursuant to which Microgy will construct, own and operate facilities and profit from the ongoing sale of biogas or RNG® produced by such facilities as well as sales of carbon sequestration credits or other marketable environmental benefits. This strategy encompasses the construction and operation of stand-alone merchant plants like the Huckabay Ridge facility in Stephenville, Texas, as well as facilities dedicated to the needs of a single customer at one or more customer locations, such as the facility developed by our subsidiary, Microgy Grand Island, LLC, located in Grand Island, Nebraska on the site of the JBS Swift & Company beef processing plant, which extracts combustible biogas from organic waste streams produced by Swift’s beef processing operations. By pursuing this strategy, Microgy intends to accumulate gas production and carbon sequestration capacity over time. In addition, Microgy continues to standardize and streamline both its system design and its approach to the marketplace in order to allow for rapid and cost-effective scale-up of its business.

Having validated both the multi- and single-tank system in four currently operating installations, Microgy intends to own the digester systems it develops. Microgy’s multi-digester facilities will primarily produce pipeline quality renewable natural gas, although Microgy will also consider opportunities to produce and sell RNG®, electricity, CNG or LNG from its facilities. Microgy’s development efforts are focused on applications of its technology that are resource efficient. Development of smaller scale facilities, like the Grand Island facility, as well as single-digester facilities, will be targeted toward customers that have multiple sites and opportunities that have shorter development cycles. Microgy’s goal with all projects is to maximize the profitability of every project by implementing the right technology and most profitable off-take arrangements.

In addition, Microgy is operating three single digester facilities in Wisconsin. Microgy sold these projects to the farms on which they are located, and developed them in conjunction with Dairyland Power Cooperative, an electric cooperative utility. The biogas from these projects is used by Dairyland to generate electricity.

Environmental Power and Microgy pursue Microgy’s business through several subsidiaries and special purpose entities. The principal such entity is Microgy Holdings, LLC, which was formed in 2006 as a subsidiary of Environmental Power Corporation in connection with the $60 million tax-exempt bond financing we completed in November 2006 relating to the construction and operation of four RNG® facilities in Texas, and which is expected to be the vehicle for our proposed tax-exempt bond financing in California relating to our proposed California projects. The assets financed by the Texas tax-exempt bond financing are pledged as collateral to the Gulf Coast Industrial Development Authority of Texas, the lender. The debt of Microgy Holdings is non-recourse to Environmental Power, although Environmental Power is required to provide at least 20% of the construction costs of these facilities, as well as to cover any cost overruns in construction. Another such entity is Microgy Grand Island, LLC, which was formed to own and operate our Grand Island, Nebraska facility currently under construction, and which is the obligor under our tax-exempt bond financing for such facility described below.

Discontinued Operations

In the past, we operated in two major segments: through Microgy, as described above, and through EPC Corporation and its subsidiary, Buzzard Power Corporation, as holder of a leasehold interest in a waste-coal fired generating facility in Pennsylvania known as the Scrubgrass facility. On February 29, 2008, we completed the disposition of the leasehold interest in the Scrubgrass facility. As a result, for financial reporting purposes, we are now consolidating all segments of continuing operations and reporting the results of Buzzard as “discontinued operations”. We now operate only in Microgy’s segment.

Buzzard leased its generating facility from Scrubgrass Generating Company, L.P. The Scrubgrass plant, located on a 600-acre site in Venango County, Pennsylvania, is an approximate 83 megawatt waste coal-fired electric generating station. We decided to seek the disposition of Buzzard’s leasehold interest in the Scrubgrass facility to allow management to focus its attention and resources on the development and growth of Microgy.

The assets and liabilities of Buzzard have been accounted for as discontinued operations for sale for all periods presented in accordance with the criteria established in Statement of Financial Accounting Standard (“SFAS”) No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets.” We no longer have a continuing involvement with the Buzzard business since we disposed of the leasehold interest in the Scrubgrass facility and do not continue to generate any revenue or cost-generating activities related to Buzzard. In accordance with SFAS No. 144, the consolidated balance sheets from and after June 30, 2007 included in or incorporated by reference in this prospectus report the assets and liabilities of Buzzard as discontinued operations and the consolidated statements of operations report the operations of Buzzard as discontinued operations during the period prior to disposition of the entity.

Corporate Information

We are a Delaware corporation, incorporated in May 2003, as the successor holding company to our subsidiary, EPC Corporation, which was originally incorporated in Delaware in 1982. EPC Corporation became a publicly traded company in 1986. Our common stock is currently listed on the NASDAQ Capital Market under the symbol “EPG.” Our principal executive offices are located at 120 White Plains Road, 6th Floor, Tarrytown, New York 10591 and our telephone number is (914) 631-1435.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Certain Factors That May Affect Future Results” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q on file with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other risk factors and information we include or incorporate by reference in this prospectus and any prospectus supplement. Risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained or incorporated by reference in this prospectus, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “target” and variations thereof, and other statements contained in this prospectus regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	uncertainties involving early-stage companies,

•	uncertainties regarding financing,

•	the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of facilities,

•	the lack of binding commitments for the purchase of gas produced by certain facilities,

•	the lack of binding commitments for, and other uncertainties with respect to, supplies of substrate,

•	uncertainties regarding the costs associated with substrate and other project inputs,

•	risks and uncertainties relating to the development of markets for carbon sequestration credits and other marketable renewable attributes, and the level of revenues we may achieve from such sources,

•	uncertainties regarding the amount and rate of growth in operating expenses,

•	unpredictable developments, including plant outages and repair requirements as well as risks related to weather and the unpredictability of extreme weather events,

•	risks related to performance on the part of suppliers of components, goods and services to our facilities,

•	financing and cash flow requirements and uncertainties,

•	inexperience with the design, construction, startup and operation of multi-digester facilities,

•	difficulties involved in developing and executing a business plan,

•	technological uncertainties, including those relating to competing products and technologies,

•	unpredictable developments, including plant outages and repair requirements,

•	commodity price volatility, particularly with respect to the price of natural gas,

•	the difficulty of estimating construction, development, repair, maintenance and operating costs and timeframes,

•	the uncertainties involved in estimating insurance and warranty recoveries, if any,

•	the inability to predict the course or outcome of any negotiations with parties involved with our projects,

•	uncertainties relating to general economic and industry conditions,

•

uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues and the competitive environment in which Environmental Power Corporation and its subsidiaries operate, and other factors, including those described in this prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be added to our general funds, and will be used principally to support our required equity contributions and other obligations with respect to the development and construction of Microgy’s projects in California, Texas and elsewhere, as well as for working capital and general corporate purposes.

From time to time, we may engage in additional public or private financings of a character and amount that we may deem appropriate.

RATIO OF EARNINGS (DEFICIT) TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings (deficits) to fixed charges and preferred dividends for the periods indicated:

	6 months ended June 30, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings (deficit) to fixed charges	(3.7)	(3.0)	(19.2)	(39.3)	(60.2)	(22.6)

For purposes of this calculation, “earnings” or “deficit” refers to the sum of (1) pre-tax income from continuing operations and (2) fixed charges, less interest capitalized.

“Fixed charges” means the sum of (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness and (3) an estimate of the interest within rental expense.

DESCRIPTION OF DEBT SECURITIES

The following summarizes certain material provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, the following description is only a summary, may be supplemented in prospectus supplements, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our senior debt indenture and our subordinated debt indenture which are exhibits to the registration statement which contains this prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

Overview

We may issue senior or subordinated debt securities. Unless otherwise stated in the applicable prospectus supplement, neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated obligations.

We will issue the senior notes under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

In this prospectus, “debt securities” refers to both the senior debt securities and the subordinated debt securities.

We currently have outstanding 281,241 shares of our series A 9% cumulative convertible preferred stock, referred to as the series A preferred stock. The terms of the series A preferred stock currently limit our ability to issue debt securities, with certain exceptions. To the extent that any issuance of debt securities would require the consent of the holders of the series A preferred stock, we intend to obtain any required consent prior to their issuance.

We Are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, and you, as holders of debt securities should look only to our assets for payment thereunder.

General

We will describe in the applicable prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, who the depository will be;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the interest payment dates and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt securities;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to the notes;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur to us.

If an event of default with respect to the debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding the debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, on and accrued interest, if any, on the debt securities due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the minimum percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect, under certain circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the city of New York as our sole paying agent for payments with respect to the debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock currently consists of 50,000,000 shares of common stock and 2,000,000 shares of preferred stock, of which 1,718,759 shares are undesignated and 281,241 shares have been designated as series A 9% cumulative convertible preferred stock, referred to as the series A preferred stock, and which are currently issued and outstanding. As of June 30, 2008, there were approximately 15,624,104 shares of our common stock issued and outstanding that were held of record by approximately 218 persons and beneficially by more than 5,000 persons, and 281,241 shares of series A preferred stock issued and outstanding that were held of record and beneficially by three persons.

We will not offer preferred stock to our officers or directors unless:

•	the preferred stock is offered to our officers and directors on the same terms as it is offered to other existing stockholders or to new stockholders; or

•

such issuance of preferred stock is approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to independent legal counsel.

Common Stock

Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting in the election of directors is not authorized.

Subject to the rights of any authorized and outstanding series of preferred stock, holders of outstanding shares of common stock are entitled to those dividends declared by our board of directors out of legally available funds, and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the stockholders. Holders of outstanding shares of common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of common stock are, and all unissued common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional common stock of ours may be issued in the future, the relative interests of the then existing stockholders may be diluted.

In addition, we have additional authorized but unissued and undesignated shares of preferred stock which may be issued at any time, and from time to time, by our board of directors, subject to the rights of the series A preferred stock to consent to certain such designations and issuances. Any additional shares of preferred stock so designated and issued by us may have rights and preferences superior to those of the common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays and costs associated with a stockholder vote on specific issuances. The issuance of preferred stock, as well as any authorized but unreserved common stock, while providing flexibility in connection with possible future financings or acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company.

Series A 9% Cumulative Convertible Preferred Stock

Our shares of series A preferred stock have rights and preferences which are superior to those of our common stock. A summary of the material terms of the series A preferred stock is set forth below:

Dividends

Each share of series A preferred stock, referred to as a preferred share, has an initial stated value of $52.71, referred to as the stated value, and will accrue dividends at a rate of 9% per annum on the stated value, payable semiannually in arrears on July 1 and January 1 and accruing daily on the basis of 12 thirty-day months in a year of 360 days. The dividends are cumulative and payable in cash out of funds legally available therefor.

Liquidation Preference

Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the preferred shares shall be entitled to receive an amount equal to 200% of the stated value, plus all accrued but unpaid dividends thereon and any accrued but unpaid liquidated damages, if any, for each preferred share, before any distribution or payment shall be made to the holders of any of our other equity securities, and if our assets are insufficient to pay in full such amounts, then all of our assets would be distributed among the holders of preferred shares pro-rata in accordance with the respective amounts due to each.

Voting

Each holder of preferred shares has the right to vote at all regular and special meetings of our stockholders on an “as converted” basis, with one vote per share of common stock underlying their preferred shares, and having voting rights and powers equal to those of the holders of common stock. In addition, we may not, without the affirmative majority vote of the holders of preferred shares (and in addition to any other vote or consent of the stockholders required by law or by our certificate of incorporation) effect any amendment to our charter or enter into any agreement that affects the rights of the holders of preferred stock.

Voluntary Conversion, Anti-Dilution Adjustments and Forced Conversion

Subject to certain beneficial ownership limitations described in the certificate of designations, preference and rights of the series A preferred stock, referred to as the certificate of designations, that sets forth the terms of the series A preferred stock, the holders of the series A preferred stock may convert all or any portion of their shares of series A preferred stock into shares of common stock at any time. Each share of series A preferred stock is initially convertible into a number of shares of common stock equal to the stated value divided by $5.271 per share, referred to as the conversion price, which initially equals 10 shares of common stock. The conversion price is subject to adjustment for stock splits, stock dividends, recapitalizations and the like, and is further subject to adjustment pursuant to a “weighted average” anti-dilution adjustment provision upon certain issuances or deemed issuances of common stock, provided that in no event may the conversion price be reduced to an amount less than $5.08 per share (subject to adjustment to reflect stock splits, stock dividends, recapitalizations and the like).

If the closing price of the common stock for each of any ten consecutive trading days exceeds $4.00 (as adjusted for stock splits, recapitalizations and the like) above the then effective conversion price, we may, upon written notice, cause each holder of series A preferred stock to convert all or part of such holder’s preferred shares, provided that certain additional conditions are met.

Beneficial Ownership Limitation

The terms of the series A preferred stock provide that the such shares may not be converted to the extent that, after giving effect to such conversion, the holder would beneficially own in excess of the beneficial ownership limitation. The “beneficial ownership limitation” is defined as:

•

4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the shares of series A preferred stock held by the holder, with respect to any holder whose initial purchase amount for the shares of series A preferred stock purchased by such holder was less than $10,000,000; and

•

9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the shares of series A preferred stock held by the holder, with respect to any holder whose initial purchase amount for the shares of series A preferred stock purchased by such holder was greater than $10,000,000.

The beneficial ownership limitation with respect to a holder subject to the 4.99% limitation may be waived by such holder, at the election of such holder, upon not less than 61 days’ prior notice to us, to change the beneficial ownership limitation to 9.99%. The beneficial ownership limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder.

Redemption or Change in Dividend Rate upon Certain Triggering Events

Upon the occurrence of certain triggering events described in the certificate of designations, each of which is referred to as a triggering event, each holder of series A preferred stock will have the right to cause us to redeem all of such holder’s shares of series A preferred stock, or at the option of the holder in the case of any triggering event as a result of which the holder does not choose redemption, to increase the dividend rate on all of the outstanding preferred shares held by such holder to 16% per annum thereafter until such time as the triggering event(s) is cured. The amount payable by us upon redemption in the case of an applicable triggering event will be 120% of the stated value per share of series A preferred stock (or 150% of the stated value per share of series A preferred stock in the case of a change of control of Environmental Power).

Negative Covenants

For so long as any shares of the series A preferred stock are outstanding, our company may not, and shall not permit any of its subsidiaries to, directly or indirectly:

•

other than certain permitted indebtedness (as defined below), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•

other than certain permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•	amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any holder of series A preferred stock;

•

repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of our common stock, common stock equivalents or securities ranking junior in priority to the series A preferred stock, with certain exceptions;

•	enter into any agreement or understanding with respect to any of the foregoing; or

•	pay cash dividends or distributions on junior securities.

For purposes of the foregoing covenants, “permitted indebtedness” means:

•	any indebtedness existing on the date of original issuance of the series A preferred stock;

•	any indebtedness incurred by any subsidiary of Environmental Power that is non-recourse to Environmental Power;

•

any indebtedness or other obligations of Environmental Power or any subsidiary pursuant to any equity contribution agreement, construction agreement, construction guarantee, operation and maintenance agreement, management services agreement or other agreement or arrangement entered into in connection with any project financing; and

•

lease obligations and purchase money indebtedness of up to $5,000,000 in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

Transfer Agent And Registrar

American Stock Transfer and Trust Company serves as the transfer agent and registrar for our common stock.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner or unless the interested stockholder acquired at least 85% of the corporation’s voting stock (excluding shares held by designated stockholders) in the transaction in which it became an interested stockholder. A “business combination” includes mergers, assets sales and other transactions resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation’s voting stock.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which will in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Holders”;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	directly to investors in privately negotiated transactions; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of securities by us.

INDEMNIFICATION

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Environmental Power Corporation has included such a provision in its certificate of incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Section 145 of the Delaware General Corporation Law permits us to indemnify, under certain circumstances, any person acting on our behalf who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative for expenses related to such proceeding if the person acted in good faith and in a manner the person reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. Our bylaws substantively provide that we will indemnify such persons to the fullest extent allowed by the Delaware General Corporation Law.

In addition, our certificate of incorporation limits the liability our of directors for monetary damages for breach of their fiduciary duty as a director other than for intentional misconduct, fraud or a knowing payment of a dividend in violation of Delaware law. Such provision limits recourse for money damages that might otherwise be available to us or our stockholders for negligence by directors acting on our behalf. Although these provisions would not prohibit injunctive or similar actions against these individuals, the practical effect of such relief would be limited. This limitation of liability under state law does not apply to any liabilities that may exist under federal securities laws. We have also purchased directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

We have entered into an indemnification agreement with Joseph E. Cresci, one of our directors, whereby we agree to indemnify him against any loss, liability, cost or other expense that he incurs in relation to certain of his activities related to his acting as either fiduciary or agent of all of our employee welfare benefit plans, employee pension benefit plans and benefit plans.

We have also entered into an indemnification agreement with Richard E. Kessel, our president and chief executive officer. This indemnification agreement provides for the indemnification of Mr. Kessel in his capacity as an officer and/or director of Environmental Power to the fullest extent allowed under our bylaws and Delaware law, and also provides for further indemnification in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which Mr. Kessel is a party or a witness, by reason of the fact he is or was an officer or director of Environmental Power, in each case to the extent that Mr. Kessel has satisfied applicable standards of conduct. The indemnification agreement further provides for customary procedures regarding defense of claims, advancement of expenses and enforcement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Pierce Atwood LLP, Portsmouth, New Hampshire.

EXPERTS

The financial statements as of December 31, 2007 and 2006 for the three years in the period ended December 31, 2007 and the related financial statement schedule incorporated by reference herein from our Annual Report have been audited by Vitale, Caturano & Company, Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and has been incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our filings with the SEC are available to the public from the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 of which this prospectus is a part, under the Securities Act of 1933, as amended, for the securities offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement. Certain documents filed by us with the SEC have been incorporated into this prospectus by reference; please see the section below entitled “Information Incorporated by Reference” for more information. For further information about us and the securities being offered by this prospectus, please review the registration statement, including the exhibits and the documents incorporated by reference. The registration statement may be inspected for free at the principal office of the SEC in Washington, D.C., and copies of all or part of it, including exhibits, may be obtained from the SEC by paying the prescribed fees.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” certain documents that we file with the SEC, which means that such documents are considered part of this prospectus and that we can disclose important information to you by referring to those documents. Information that we file in the future with the SEC will automatically update and supersede earlier information in or incorporated by reference in this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement to which this prospectus relates and prior to effectiveness of such registration statement and after the date of this prospectus and prior to the termination of the offering of the securities covered hereby:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 17, 2008 (SEC File No. 001-32393);

•	Our Current Report on Form 8-K dated February 29, 2008, as filed with the SEC on March 6, 2008 (SEC File No. 001-32393);

•	Our Current Report on Form 8-K dated March 21, 2008, as filed with the SEC on March 27, 2008 (SEC File No. 001-32393);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on May 12, 2007 (SEC File No. 001-32393);

•	Our Current Report on Form 8-K dated June 3, 2008, as filed with the SEC on June 6, 2008 (SEC File No. 001-32393);

•	Our Current Report on Form 8-K dated July 22, 2008, as filed with the SEC on July 28, 2008 (SEC File No. 001-32393);

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC on July 31, 2008 (SEC File No. 001-32393);

•	Our Current Report on Form 8-K dated August 6, 2008, as filed with the SEC on August 6, 2008 (SEC File No. 001-32393);

•	Our Current Report on Form 8-K dated August 28, 2008, as filed with the SEC on September 4, 2008 (SEC File No. 001-32393); and

•	The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on December 20, 2007 (SEC File No. 001-32393).

In addition, all documents filed by us pursuant to the Securities Exchange Act after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than the exhibits to such documents unless the exhibits are specifically requested or are specifically incorporated by reference into the documents incorporated by reference in this prospectus. Requests should be directed to:

Environmental Power Corporation

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

Attention: Senior Vice President,

Investor and Government Relations

Telephone: (914) 631-1435

$50,000,000

Debt Securities

PROSPECTUS

                    , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Environmental Power Corporation. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee—Securities and Exchange Commission	$1,965
Legal fees and expenses	$35,000	*
Accounting fees and expenses	$30,000	*
Printing, engraving and shipping	$10,000	*
Miscellaneous expenses	$23,035	*

Total Expenses	$100,000	*

*	Estimated

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Environmental Power Corporation has included such a provision in its restated certificate of incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Section 145 of the Delaware General Corporation Law permits us to indemnify, under certain circumstances, any person acting on our behalf who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative for expenses related to such proceeding if the person acted in good faith and in a manner the person reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. Our bylaws substantively provide that we will indemnify such persons to the fullest extent allowed by the Delaware General Corporation Law.

In addition, our certificate of incorporation limits the liability our of directors for monetary damages for breach of their fiduciary duty as a director other than for intentional misconduct, fraud or a knowing payment of a dividend in violation of Delaware law. Such provision limits recourse for money damages that might otherwise be available to us or our stockholders for negligence by directors acting on our behalf. Although these provisions would not prohibit injunctive or similar actions against these individuals, the practical effect of such relief would be limited. This limitation of liability under state law does not apply to any liabilities that may exist under federal securities laws. We have also purchased directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

We have entered into an indemnification agreement with Joseph E. Cresci, one of our directors, whereby we agree to indemnify him against any loss, liability, cost or other expense that he incurs in relation to certain of his activities related to his acting as either fiduciary or agent of all of our employee welfare benefit plans, employee pension benefit plans and benefit plans.

We have also entered into an indemnification agreement with Richard E. Kessel, our president and chief executive officer. This indemnification agreement provides for the indemnification of Mr. Kessel in his capacity as an officer and/or director of Environmental Power to the fullest extent allowed under our bylaws and Delaware law, and also provides for further indemnification in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which Mr. Kessel is a party or a witness, by reason of the fact he is or was an officer or director of Environmental Power, in each case to the extent that Mr. Kessel has satisfied applicable standards of conduct. The indemnification agreement further provides for customary procedures regarding defense of claims, advancement of expenses and enforcement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement (to be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

3.1	Restated Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Commission on November 14, 2007 (SEC File No. 001-32393)).

3.2	Certificate of Designations, Preferences and Rights of the Registrant’s Series A 9% Cumulative Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

3.3	Second Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K dated December 7, 2007, as filed with the Commission on December 13, 2007 (SEC File No. 001-32393)).

4.1*	Form of Indenture for Senior Debt Securities.

4.2*	Form of Indenture for Subordinated Debt Securities.

4.3	Form of Senior Debt Security (the form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).

4.4	Form of Subordinated Debt Security (the form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).

5.1*	Opinion of Pierce Atwood LLP.

12.1*	Statement of Computation of Ratio of Earnings (Deficit) to Fixed Charges.

23.1	Consent of Vitale, Caturano & Co., Ltd.

23.3*	Consent of Pierce Atwood LLP (included in Exhibit 5.1 filed herewith).

24.1*	Power of Attorney (included in the signature pages to the initial filing of this Registration Statement).

25.1	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended (to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

25.2	Form T-1 Statement of Eligibility of Trustee under Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939, as amended (to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tarrytown, New York, on October 2, 2008.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ RICHARD E. KESSEL
Richard E. Kessel
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD E. KESSEL Richard E. Kessel	President, Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2008

/s/ MICHAEL E. THOMAS Michael E. Thomas	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 2, 2008

Roger S. Ballentine	Director

* Joseph E. Cresci	Chairman of the Board of Directors	October 2, 2008

* John R. Cooper	Director	October 2, 2008

* Lon Hatamiya	Director	October 2, 2008

Steven Kessner	Director

Signature	Title	Date
* August Schumacher, Jr.	Director	October 2, 2008
* Kamlesh R. Tejwani	Vice Chairman of the Board of Directors	October 2, 2008
Robert I. Weisberg	Director

*By:	/S/ MICHAEL E. THOMAS
Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement (to be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

3.1	Restated Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Commission on November 14, 2007 (SEC File No. 001-32393)).

3.2	Certificate of Designations, Preferences and Rights of the Registrant’s Series A 9% Cumulative Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

3.3	Second Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K dated December 7, 2007, as filed with the Commission on December 13, 2007 (SEC File No. 001-32393)).

4.1*	Form of Indenture for Senior Debt Securities.

4.2*	Form of Indenture for Subordinated Debt Securities.

4.3	Form of Senior Debt Security (the form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).

4.4	Form of Subordinated Debt Security (the form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).

5.1*	Opinion of Pierce Atwood LLP.

12.1*	Statement of Computation of Ratio of Earnings (Deficit) to Fixed Charges.

23.1	Consent of Vitale, Caturano & Co., Ltd.

23.3*	Consent of Pierce Atwood LLP (included in Exhibit 5.1 filed herewith).

24.1*	Power of Attorney (included in the signature pages to the initial filing of this Registration Statement).

25.1	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended (to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

25.2	Form T-1 Statement of Eligibility of Trustee under Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939, as amended (to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

*	Previously filed.